UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Maryland	81-2847976
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: File No. 333-212639

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, Par Value $0.001 per share

Class T Common Stock, Par Value $0.001 per share

Class W Common Stock, Par Value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Strategic Storage Trust IV, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $0.001 par value per share, set forth under the heading “Description of Shares” in the Prospectus contained in Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on April 13, 2018 (File No. 333-212639) and all amendments and supplements to such Registration Statement subsequently filed with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified, which were filed previously with the Securities and Exchange Commission.

Exhibit No.	Description

1.	First Articles of Amendment and Restatement of Strategic Storage Trust IV, Inc., incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on February 10, 2017, Commission File No. 333-212639

2.	Bylaws of Strategic Storage Trust IV, Inc., incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11, filed on July 22, 2016, Commission File No. 333-212639

3.	Form of Subscription Agreement and Subscription Agreement Signature Page, incorporated by reference to Appendix A to the Prospectus contained in Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on April 13, 2018, Commission File No. 333-212639

4.	Strategic Storage Trust IV, Inc. Second Amended and Restated Distribution Reinvestment Plan, incorporated by reference to Appendix B to the Prospectus contained in Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed on April 13, 2018, Commission File No. 333-212639

5.	Employee and Director Long-Term Incentive Plan of Strategic Storage Trust IV, Inc., incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, filed on December 5, 2016, Commission File No. 333-212639

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRATEGIC STORAGE TRUST IV, INC.

Date: April 26, 2018	By:	/s/ Matt F. Lopez
Name: Matt F. Lopez
Title: Chief Financial Officer and Treasurer